                                                                Exhibit 23.1




                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated April 30, 1999 (and to all references to our firm) included in or made a part of this registration statement.

                                             /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 7, 1999